ADMINISTRATIVE SERVICES AND RENTAL AGREEMENT

This Agreement made as of the 1st day of July, 2003 (the "Effective Date").

BETWEEN:

6109527 CANADA LTD., a company incorporated under the laws of Canada and having a business office located at Suite 1450 — 789 West Pender Street, Vancouver, British Columbia, V6C 1H2;

(the " Company") AND:

INTERNATIONAL ZIMTU TECHNOLOGIES INC., a company incorporated under the laws of British Columbia and having a business office at Suite 1450 - 789 West'Pender Street, Vancouver, British Columbia, V6C 1142;

(the "Administrator") WHEREAS:

A.

The Company has agreed to retain the administrative services of the Administrator and the Administrator has agreed to provide administrative services to the Company on the terms and conditions hereinafter set forth;

B.

The Company has agreed to rent office space and equipment of the Administrator and the Administrator has agreed to provide office space and equipment to the Company on the terms and conditions hereinafter set forth;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements herein contained, the parties hereto agree (the "Agreement") as follows:

1.

Appointment

1.1

The Company hereby retains the Administrator to provide such administrative services, office space and. equipment, defined in Schedule "A" attached hereto, to the Company and the Administrator hereby agrees to provide such services upon the terms and conditions contained in this Agreement.

2.

Duration of Service

2.1

This Agreement shall be for an initial term of sig. (6) months commencing on the Effective Date. Provided that this Agreement has not been terminated by either party pursuant to paragraph 7.1, the Administrator may renew this Agreement for a further six (6) month term by providing to the Company written notice of same at least 30 days prior to the expiration of the current term.

3.

Remuneration

3.1

The remuneration of the Administrator shall be at the rate of $4,500 per month (plus GST) payable for each calendar month on the last business day of such month, the first of such installments to be payable on the last business day of the month of July 1, 2003.

3.2

The Administrator shall be reimbursed for all reasonable office expenses such as courier and other out-of-pocket expenses actually and properly incurred by it in. connection with its duties hereunder provided that the Administrator first furnishes statements and vouchers for .all such expenses to the Company.

4.

Duties of Administrator

4.1

The Administrator shall have, subject always to the general or specific instructions and directions of the Board of Directors of the Company, full' power and authority to manage the adrninistrative business and affairs of the Company except in respect of such matters and duties which, by law, must be transacted or performed by the Board. of :Directors or senior Officers of the Company.

4.2

The Administrator shall:

(a)

conform to all lawful instructions and directions from time to time given to it by the Board of Directors;

(b)

devote sufficient time and attention to the business and affairs of the Company; and

(c)

well and faithfully serve the Company and use its best efforts to promote the interests of the Company.

5.

Confidentiality

5.1

Unless permitted by resolution of the Board, the Administrator shall not, during the term of this Agreement or at any time thereafter, use for its own purposes or for any purposes other than-those of the Company any intellectual property or knowledge or confidential information of any kind whatsoever that it may acquire in relation to the Company's business or the business of its subsidiaries, and such shall be and remain the property of the Company.

6.

Termination

This Agreement may be terminated:.

(a)

Notice: by the Administrator giving the Company one month notice of its intention to terminate this Agreement and on the expiration of such period, this Agreement shall be wholly terminated. In these circumstances, such one-month notice may expire on any day of the month and any remuneration payable hereunder shall be proportioned to the date of such termination;

(b)

Without just Cause: by the Company giving the Administrator one month notice of its intention to terminate this Agreement and on the expiration or such period,

this Agreement shall be wholly terminated, in which case the Administrator will not be entitled to receive any further payment of salary, severance pay, notice or damages of any kind and the Administrator shall have thereupon released all claims and entitlements thereto, including without limitation any claims and entitlements under the Employment Standards Act and the Human Rights Act.

7.

General

7.1

The headings and section references in this. Agreement are for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope; extent or intent of this Agreement or any provision thereof

7.2

Time is hereby expressly Made of the essence of this Agreement with respect to the performance by the parties of their respective obligations under this Agreement.

 7.3

This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns. This Agreement may not be assigned by either party hereto without the prior express written consent of the other party.

 7.4

This Agreement constitutes the entire agreement between the parties hereto relating to the subject matter hereof and may not be amended; waived or discharged except by an instrument in writing executed by the party against whom enforcement of such amendment, waiver or discharge is sought and this Agreement supersedes all prior agreements between the parties.

 7.5

Each of the parties hereto hereby covenants and agrees to execute such further and other documents and instruments and do such further acts and other things as may be necessary to implement and carry out the intent of this Agreement.

7.6

All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed by registered mail addressed as follows:

To the Company:

6109527 Canada Ltd.

Attention: Lawrence Dick

1450 — 789 West Fender Street

Vancouver, B.C. V6C 1H2

To the Administrator:

International Zinatu Technologies Inc.

Attention: David Hodge

1450 -. 789 West Fender Street

Vancouver, B.C. V6C 1H2

or to such other address as may be given in writing by the Company or the Administrator and .shall be deemed to have been received, if delivered, on the date of delivery and if mailed as aforesaid at Vancouver, British Columbia then on the third business day following the posting thereof.

IN WITNESS WHEREOF this Agreement has been duly executed by the parties hereto effective as of the day and year first above written.

6109527 CANADA LTD.

Per:

Director

INTERNATIONAL ZIMTU TECHNOLOGIES INC.

Per:

David Hodge, President

6109527 CANADA LTD.
(the "Company")

Consent Resolutions of the Directors of 6109527 Canada Ltd. (the "Company") dated the 19d' day of June, 2003.

Resignation of Director

WHEREAS the Company has received the resignation of Shaun Ledding from the Board of Directors of the Company and as President of the Company.

AND WHEREAS the Company has received the written Consent to Act as an Officer of the Company from Lawrence Dick.

BE IT RESOLVED THAT

1.

The resignation of Shaun Ledding from the Board of Directors and as President of the Company be and is hereby accepted.

2.

The written Consent to Act as an Officer of the Company of Lawrence Dick be and is hereby accepted and Lawrence Dick be and is hereby appointed President of the Company.

3.

Any one director, officer or agent of the Company be and is hereby authorized and directed to execute and deliver all such documents that may be necessary or advisable to give effect to the true intent of this resolution, including such corporate filings with Industry Canada that may be required.

/s/

/s/

WARREN MCINTYRE

LAWRENCE DICK

/s/

ROELOF DE JONGE

Lawrence Dick, having declared his interest in this transaction, abstained on the voting of the resolutions insofaras it related to his respective interest therein.

Schedule "A"

Office Support / Accounting Services:

Office Reception - 8hrs/day, Monday - Friday

Assistance with Monthly and Quarterly Financial Statements Assistance with Year-end Audit

Simple Bookkeeping – Payable Sheets (preferred by auditors)

Simple Bookkeeping – Account Activity Tracking on MS Excel

Use of photocopier at a set price per copy

Use of office printers (colour/black & white) at a set price per print

Computer Network Support

Office Back-up

Internet Connection

Email

Day-to-Day office supplies

Additional Services:

Monitoring and Reporting on Net House Share Positions (when available)

Introductory Web Marketing

Investor Relations – Email List Management/Dissemination

Rent:

Rental of Office Equipment (including but not limited to):

§

Computer Hardware

·

Computer Software

·

Office Furniture (desk, chairs, table, etc.)

·

Telephone Equipment

·

Photocopier Lease

·

Kitchen Facilities (fridge, microwave, kettle, etc)

·

Plants

Storage Space (on the 12th floor)

Filing Cabinets